SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 4, 2003
(Date of earliest event reported: March 4, 2003

NetNation Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26881	33-0803438

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 1410 – 555 West Hastings Street, Vancouver, British Columbia, V6B 4N6
(Address of principal executive offices)	(Zip Code)

(604) 688-8946
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

     On January 9, 2003, NetNation Communications, Inc. issued a press release, announcing that a Nasdaq Listing Qualifications Panel has granted the Company continued listing of its securities on the Nasdaq SmallCap Market under Nasdaq Marketplace Rule 4310(c)(8)(D), whereby the Company has been afforded an additional 180 day grace period, through July 3, 2003, to regain compliance with the US$1.00 bid price requirement stipulated in Marketplace Rule 4310(c)(4) or face delisting.

In the determination provided to the Company by Nasdaq on March 3, 2003, the Panel stated that the Company satisfied the core initial listing standard of $750,000 in net income from continuing operations as of December 31, 2002, rendering it eligible for the additional 180 day grace period. Accordingly, the Panel determined to continue listing the Company’s securities pursuant to Marketplace Rule 4310(c)(8)(D).

NetNation appealed its case before the Panel for continued listing on Nasdaq SmallCap Market, after being notified in January 2003 that it did not meet listing requirements for Nasdaq SmallCap at that time. The hearing file has now been closed. The Nasdaq Listing and Hearing Review Council may, on its own motion, review the Panel’s decision within 45 days.

With regard to compliance of Marketplace Rule 4310(c)(4), compliance will entail the bid price of the Company’s common stock to close at US$1.00 per share or more for a minimum of ten consecutive trading days before July 3, 2003. Under certain circumstances, to ensure that the Company can sustain long-term compliance, Nasdaq may require that the closing bid price equals US$1.00 per share or more for more than ten consecutive trading days before determining if the Company complies.

If the Company does not demonstrate compliance by this date, Nasdaq will notify the Company that its securities will be delisted. At that time, the Company may appeal the Staff Determination to delist its securities to a Nasdaq Listing Qualification Panel.

(c)	Exhibit.

Exhibit 99.1 Press release dated March 4, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exc hange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETNATION COMMUNICATIONS, INC.

By: “Jag Gillan”
-------------------------------
Jag Gillan,
Chief Operating Officer

Dated: March 4, 2003

Exhibit Index

Exhibit No.	Description
--------------	--------------
99.1	Press Release is sued by the Registrant dated March 4, 2003.

EXHIBIT 99.1

News Release

FOR RELEASE THURSDAY, March 4, 2003 @ 5AM PST

NetNation Receives Nasdaq Panel Determination

Vancouver, BC – March 4, 2003 – NetNation Communications, Inc. (Nasdaq: NNCI) announced today that a Nasdaq Listing Qualifications Panel has granted the Company continued listing of its securities on the Nasdaq SmallCap Market under Nasdaq Marketplace Rule 4310(c)(8)(D), whereby the Company has been afforded an additional 180 day grace period, through July 3, 2003, to regain compliance with the US$1.00 bid price requirement stipulated in Marketplace Rule 4310(c)(4) or face delisting.

In the determination provided to the Company by Nasdaq on March 3, 2003, the Panel stated that the Company satisfied the core initial listing standard of $750,000 in net income from continuing operations as of December 31, 2002, rendering it eligible for the additional 180 day grace period. Accordingly, the Panel determined to continue listing the Company’s securities pursuant to Marketplace Rule 4310(c)(8)(D).

NetNation appealed its case before the Panel for continued listing on Nasdaq SmallCap Market, after being notified in January 2003 that it did not meet listing requirements for Nasdaq SmallCap at that time. The hearing file has now been closed. The Nasdaq Listing and Hearing Review Council may, on its own motion, review the Panel’s decision within 45 days.

With regard to compliance of Marketplace Rule 4310(c)(4), compliance will entail the bid price of the Company’s common stock to close at US$1.00 per share or more for a minimum of ten consecutive trading days before July 3, 2003. Under certain circumstances, to ensure that the Company can sustain long-term compliance, Nasdaq may require that the closing bid price equals US$1.00 per share or more for more than ten consecutive trading days before determining if the Company complies.

If the Company does not demonstrate compliance by this date, Nasdaq will notify the Company that its securities will be delisted. At that time, the Company may appeal the Staff Determination to delist its securities to a Nasdaq Listing Qualification Panel.

This release contains forward-looking statements wit hin the meaning of the ”safe harbor'' provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the following: (1) technological changes or changes in the competitive environment adversely affecting the service-packages, market share, revenues or margins of the combined business; (2) changes in general economic, financial or business conditions adversely affecting the combined business or the markets in which it operates and adversely affecting future revenues; (3) availability of financial resources to carry out plans; and (4) authorization from third parties to carry out plans. The matters discussed in this news release also involved risks and uncertainties described from time to time in NetNation’s filings with the Securities and Exchange Commission, including the most recent Forms 10-K filed on February 11, 2003. NetNation assumes no obligation to update any forward-looking information contained in this news release. NetNation is a registered trademark of NetNation Communications, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners.

Contact:
Jay Elliott
1 604 688 8946 ext. 216
mr@netnation.com